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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                     ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                     Date of Report (Date of earliest
                      event reported): December 2, 2002



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)






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Item 1.  Changes in Control of Registrant.

  On December 2, 2002, pursuant to the terms of an Agreement to Terminate Stock Option and Effectuate Stock Purchase dated as of July 29, 2002, John
E. Connelly, the Chairman and Chief Executive Officer of President Casinos, Inc., a Delaware corporation (the "Company"), transferred 1,040,878 shares of common stock, $0.06 par value per share (the "Common Stock"), of the Company to Terrence L. Wirginis, Vice Chairman and Vice President - Marine and Development of the Company. The aggregate consideration paid for the 1,040,878 shares of Common Stock was $104,088.00. The entire amount of such consideration was paid by Terrence L. Wirginis by personal funds.

  Prior to the transfer, John E. Connelly beneficially owned 32.9% of the Common Stock and Terrence L. Wirginis beneficially owned 4.1% of the Common Stock. Following the transfer, John E. Connelly beneficially owns 12.2% of the Common Stock and Terrence L. Wirginis beneficially owns 24.3% of the Common Stock. As a result of the transfer, each of John E. Connelly and Terrence L. Wirginis may be deemed to be "control persons" of the Company for purposes of the federal securities laws.

Item 7.  Financial Statements and Exhibits.

  (c)  Exhibits. See Exhibit Index.




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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 11, 2002

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------
                                 Ralph J. Vaclavik
                                 Senior Vice President and
                                 Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit
Number     Description

  99 Agreement to Terminate Stock Option and Effectuate Stock Purchase dated as of July 29, 2002, incorporated herein by reference to
           Exhibit 1 to that certain Schedule 13D filed on December 12, 2002 By Terrence L. Wirginis.